Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE OPPENHEIMER 11TH ANNUAL CONSUMER CONFERENCE

HOUSTON, TX, June 21, 2011 - Stage Stores, Inc. (NYSE: SSI) announced today that Andy Hall, President and Chief Executive Officer, and Ed Record, Chief Operating Officer, will present at the Oppenheimer 11th Annual Consumer Conference on Tuesday, June 28, 2011, at 2:45 p.m. Eastern Time.  The conference is being held at the Four Seasons Hotel Boston in Boston, MA.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's website at www.stagestoresinc.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will use at the conference will be available for viewing under the Investor Presentation link in the Investor Relations section of the Company’s website.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 800 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

###